Exhibit 10.8

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            This Assignment and Assumption Agreement dated as of March 30, 2007 (the "Assignment/Assumption") is entered into by Elite Automotive Group, LLC (the "Seller"), in favor of All Night Auto of Oklahoma, Inc. (the "Purchaser").

            Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement (as defined below).

            The Seller, the Purchaser, and others have entered into an Asset Purchase Agreement dated as of March 30, 2007 (the "Purchase Agreement"), pursuant to which the Seller has agreed to sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser has agreed to assume certain liabilities and obligations of Seller.

            In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to be legally bound, the Seller and the Purchaser hereby agree as follows:

            1. Pursuant to the terms and conditions of the Purchase Agreement, the Purchaser hereby assumes and agrees to pay, perform, discharge when due and release in accordance with their respective terms, and the Seller hereby assigns to the Purchaser, the Assumed Liabilities and no other debts, liabilities or obligations.

            2. Pursuant to the terms and conditions of the Purchase Agreement, the Seller hereby retains and agrees to pay, perform, discharge when due and release in accordance with their respective terms, all of the Excluded Liabilities.

            3. This Assumption Agreement is subject to the terms and conditions of the Purchase Agreement. The representations, warranties, covenants, agreements and obligations contained in the Purchase Agreement are incorporated herein by reference and constitute an integral part of this Assumption Agreement and shall survive the execution and delivery hereof to the extent provided therein.

            4. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, applicable to contracts executed in and to be performed entirely within that state.

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Assignment and Assumption Agreement -
Elite Automotive Group, LLC and ANA Oklahoma, Inc.                   Page 1 of 2

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            IN WITNESS WHEREOF, the parties hereto have caused this Assumption
Agreement to be executed the day and year first written above.

            SELLER:

            ELITE AUTOMOTIVE GROUP, LLC

            By: _________________________________

                Stephen J. Stearman, Sole Manager

            PURCHASER:

            ALL NIGHT AUTO OF OKLAHOMA, INC.

            By: _________________________________

                Nicholas A. Cocco, President

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Assignment and Assumption Agreement -
Elite Automotive Group, LLC and ANA Oklahoma, Inc.                   Page 2 of 2